Exhibit 99.6
CONSENT OF THOMAS WEISEL PARTNERS
We hereby consent to the use of our name and to the description of our opinion letter, dated November 29, 2005, under the caption “Opinion of Thomas Weisel Partners LLC” in, and to the inclusion of such opinion letter as Annex D to, the Joint Proxy Statement/Prospectus of PFSweb, Inc. and eCOST.com, Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of PFSweb, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we admit that our opinion constitutes a report or valuation within the meaning of Section 11 of the Securities Act of 1933, as amended.

/s/ Thomas Weisel Parterns LLC
THOMAS WEISEL PARTNERS LLC

San Francisco, California
December 1, 2005